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                                                                    EXHIBIT 21.1
                              List of Subsidiaries

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Subsidiary                                              State Of Organization
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Bay St. Louis Casino Corp.                                 Mississippi
Bayview Yacht Club, Inc.                                   Mississippi
Biloxi Casino Corp.                                        Mississippi
Boomtown Hoosier, Inc.                                     Nevada
Boomtown Hotel & Casino, Inc.                              Nevada
Boomtown, Inc.                                             Delaware
Boston Casino Corp.                                        Massachusetts
Casino Advertising, Inc.                                   Mississippi
Casino Magic American Corp.                                Minnesota
Casino Magic Corp.                                         Minnesota
Casino Magic Finance Corp.                                 Mississippi
Casino Magic Management Services Corp.                     Minnesota
Casino Magic Neuquen SA                                    Argentina
Casino Magic of Louisiana, Corp.                           Louisiana
Casino Magic Support Services SA                           Argentina
Casino One Corporation                                     Mississippi
Crystal Park Hotel and Casino Development Company, LLC     California
Hollywood Park Fall Operating Company                      Delaware
Hollywood Park Food Services, Inc.                         California
Hollywood Park Kansas, Inc.                                Delaware
Hollywood Park Operating Company                           Delaware
HP Casino, Inc.                                            California
HP Yakama Consulting, Inc.                                 Delaware
HP Yakama, Inc.                                            Delaware
HP/Compton, Inc.                                           California
Indiana Ventures LLC                                       Nevada
Jefferson Casino Corporation                               Louisiana
Louisiana Gaming Enterprises, Inc.                         Louisiana
Louisiana-I Gaming                                         Louisiana
Mardi Gras Casino Corp.                                    Mississippi
Mississippi-I Gaming, L.P.                                 Mississippi
Pinnacle Gaming Development Corp.                          Colorado
Sr Food & Beverage Company                                 Kansas
St. Louis Casino Corp.                                     Missouri
Sunflower Racing, Inc.                                     Kansas
Switzerland County Development Corp.                       Nevada
Turf Paradise, Inc.                                        Arizona
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